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EXHIBIT 99(b)



                               HECHINGER COMPANY
                          CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)
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
                                                           (unaudited)
                                                          APR. 29, 1995                    JAN. 28, 1995
                                                          -------------                    -------------
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ASSETS

CURRENT ASSETS
Cash and cash equivalents                               $      41,370                     $        26,252
Marketable securities at fair value                            85,980                              68,911
Merchandise inventories                                       501,554                             453,529
Other current assets                                           63,696                              66,742
                                                         ------------                        ------------

Total Current Assets                                          692,600                             615,434



PROPERTY, FURNITURE AND EQUIPMENT, NET                        510,712                             504,132



COST IN EXCESS OF NET ASSETS ACQUIRED, NET                     55,001                              55,421





LEASEHOLD ACQUISITION COSTS, NET                               50,774                              52,541



OTHER ASSETS                                                   33,271                              33,701
                                                         ------------                        ------------
TOTAL ASSETS                                             $  1,342,358                        $  1,261,229
                                                         ============                        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                    $    409,320                        $    327,587
Income taxes payable                                            9,698                              10,493
Current portion of long-term debt and capital lease
     obligations                                                3,524                               3,453
                                                         ------------                        ------------

Total Current Liabilities                                     422,542                             341,533

LONG-TERM DEBT                                                384,866                             384,969
CAPITAL LEASE OBLIGATIONS                                      17,761                              18,408
DEFERRED RENT                                                  27,618                              26,846
OTHER LONG-TERM LIABILITIES                                     8,200                               8,200

STOCKHOLDERS' EQUITY
 Class A common stock, $.10 par value; authorized
      50,000,000 shares; issued 30,827,095 and
      30,797,512                                                3,083                               3,080
 Class B common stock, $.10 par value, authorized
      30,000,000 shares; issued 11,494,503 and
      11,518,729                                                1,149                               1,152
Additional paid-in capital                                    238,229                             238,182
Retained earnings                                             240,940                             240,919
Unearned compensation                                          (1,339)                             (1,553)
 Less treasury stock at cost, 34,528 and 17,213
      Class A common shares and 14,497 and 14,497
      Class B common shares                                      (691)                               (507)
                                                         ------------                        ------------
TOTAL STOCKHOLDERS' EQUITY                                    481,371                             481,273
                                                         ------------                        ------------
TOTAL LIABILITIES and STOCKHOLDERS' EQUITY               $  1,342,358                        $  1,261,229
                                                         ============                        ============
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                 See notes to consolidated financial statements.